Exhibit 99.1

MAYOR’S JEWELERS, INC. RECEIVES NOTICE FROM THE AMERICAN STOCK EXCHANGE
TO SUBMIT A PLAN AND EXTENDS DEADLINE TO COMPLY

SUNRISE, FL –(BUSINESS WIRE)— December 3, 2004—Mayor’s Jewelers, Inc. (AMEX: MYR) (the “Company”) today reported that on December 2, 2004, the Company received a second notice from The American Stock Exchange (“Amex”) indicating that the Company was not in compliance with Section 1101 of the Amex Company Guide as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2004 by November 30, 2004.

The Amex notice requested that the Company submit a plan to the Amex by December 10, 2004 advising the Amex of action the Company has taken, or will take, to bring the Company into compliance with continued listing standards by no later than December 30, 2004 (the “plan period”). If the plan is accepted, the Company will remain listed during the plan period. In the event that the Company fails to comply with the continued listing standards by December 30, 2004 or does not make progress consistent with the plan during the plan period, Amex will initiate delisting proceedings. In addition, the Company may be subject to delisting proceedings if it does not submit a plan or submits a plan that is not accepted by Amex.

The Company is in the process of preparing a plan to be submitted to the Amex on or before December 10, 2004. Simultaneously with the Company’s execution of this plan, the Company, in consultation with its current and predecessor auditors, is diligently working to conclude all matters related to the restatements so as to allow the Company to file its Form 10-Q for the fiscal quarter ended September 25, 2004 on or before December 30, 2004.

Mayor’s is a leading luxury retail jeweler serving Florida and Greater Atlanta. The Company was founded in 1910 and has maintained the intimacy of a family-owned boutique while becoming renowned for its fine jewelry, timepieces and giftware. Mayor’s currently operates 28 total stores; 23 in Florida, five in Georgia. Additional information can be found on Mayor’s Web site, www.mayors.com.

This press release contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Factors that could affect the Company’s forward-looking statements include, among other things: the effects of the outcomes of the deliberations discussed above on the Company’s financial statements for the years ended March 29, 2003 and March 27, 2004 fiscal year financial statements, selected quarterly financial data for the quarter ended March 27, 2004 and the reviews of the quarterly financial statements for the quarters ended November 2, 2002, September 27, 2003, December 27, 2003 and June 26, 2004 by KPMG LLP; negative reactions from the Company’s stockholders, creditors or customers to the results of the review and restatement or further delay in providing financial information caused by the review and restatement; the impact and result of any litigation (including private litigation), any action by the American Stock Exchange, or of any investigation by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company; the Company’s ability to obtain any necessary waivers from its creditors in the event of a further delay in, or other adverse developments relating to, the restatement; the Company’s ability to manage its operations during and after the financial statement restatement process; the Company’s ability to successfully implement internal controls and procedures that remediate any weakness that is identified to ensure timely, effective and accurate financial reporting; changes in economic conditions; and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K, as amended, for the fiscal year ended March 27, 2004. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Several factors, including those identified above, could cause actual events to differ materially from the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

CONTACT:	Mayor’s Jewelers, Inc., Sunrise, Florida John Ball, 954/846-2853 Investor Relations e-mail: jball@mayors.com